GLOBAL MAINTECH CORPORATION
                          Proxy for 2001 Annual Meeting
                This Proxy is Solicited by the Board of Directors

         KNOW ALL MEN BY THESE PRESENTS that I (we), the undersigned Stockholder(s) of Global Maintech Corporation (the "Company"), do hereby nominate, constitute and appoint Dale Ragan (with full power to act alone), my
(our) true and lawful attorney(s) with full power of substitution, for me (us) and in my (our) name, place and stead to vote all the Common Stock of said Company, standing in my (our) name on the books on the Record Date, July 25, 2002 at the Annual Meeting of its Stockholders to be held at the Minneapolis Airport Marriott, located at 2020 East 79th Street, Bloomington, MN 55425, on September 9, 2002, at 3:30 p.m., local time, or at any postponement or adjournment thereof, with all the powers the undersigned would possess if personally present.

         This Proxy, when properly executed, will be voted as directed on the reverse side. In the absence of any direction, the shares represented hereby will be voted for the (a) election of the nominees listed, (b) ratification of the appointment of the auditors, (c) ratification of the Company's Board of Directors adoption of the Company's 2002 Non-Statutory Stock Option Plan and (d) approval of the proposal to increase authorized shares of common stock of the Company.

         Please mark your votes in this example.

1. Election of Directors, Election of the two nominees listed at right. Dale Ragan and William A. Erhart.

            [] For Both Nominees               []  Withhold From Both Nominees

The Board of Directors recommends a vote FOR the Nominees listed in Proposal 1. If you do not wish your shares voted FOR a particular nominee, draw a line through that person's name in the list at right.

2. Approval of the appointment of Sherb & Co., LLP, as independent auditors of the Company for the calendar year ending December 31, 2002.

           []  For              []  Against                    []   Abstain

The Board of Directors recommends a vote FOR approval.

3. Ratification of the Company's Board of Directors adoption of Global Maintech Corporation's 2002 Non-Statutory Stock Option Plan.

           []  For              []     Against                 []    Abstain

The Board of Directors recommends a vote FOR approval.

4. Approval of the proposal to increase authorized shares of common stock of the Company.

            [] For               []    Against                  []  Abstain

The Board of Directors recommends a vote FOR approval.

5. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before such meeting or adjournment or postponement thereof.



                            SIGNATURE(S)______________________________

                            DATE _______________________________________

NOTE: Please sign exactly as the name(s) appear hereon. Joint owners should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such.

                           GLOBAL MAINTECH CORPORATION
                            7836 Second Avenue South
                                     Suite 1
                          Bloomington, Minnesota 55420


August 5, 2002



Dear Stockholder:

Your are cordially invited to attend the 2001 Annual Meeting (the "Annual Meeting") of Stockholders of Global Maintech Corporation (the "Company") which will be held at the Minneapolis Airport Marriott, located at 2020 East 79th Street, Bloomington, MN 55425 on September 9, 2002, commencing at 3:30 p.m. (local time). By attending the meeting, you will have an opportunity to hear a report on operations of your Company and to meet your directors and executives. We look forward to greeting as many of our stockholders as are able to be with us.

At the Annual Meeting, you will be asked to (i) elect two directors of the Company to serve until the next Annual Meeting and until their successors are duly elected and qualified; (ii) ratify the Board of Directors' action of its appointment of Sherb & Co., LLP as the Company's independent public accountants for the calendar year ending December 31, 2002; (iii) ratify the Company's Board of Directors' adoption of Global Maintech Corporation's 2002 Non-Statutory Stock Option Plan; (iv) consider and act upon the proposal to increase authorized shares of common stock of the Company from 18,500,000 shares to 27,500,000 shares; and (v) transact such other business as may properly come before the meeting and any adjournment thereof.

We hope you will find it convenient to attend the meeting in person. Whether or not you expect to attend, to assure your representation at the meeting and the presence of a quorum, please read the Proxy Statement, then complete, date, sign and mail promptly the enclosed Proxy Card (the "Proxy"), for which a return envelope is provided. No postage need be affixed to the Proxy if it is mailed in the United States. After returning your Proxy, you may, of course, vote in person on all matters brought before the meeting.

The Company's Annual Report to Stockholders for the calendar year ended December 31, 2001 (the "Annual Report") is being mailed to you together with the enclosed proxy materials.

Yours sincerely,


Dale Ragan
Chief Executive Officer

                           GLOBAL MAINTECH CORPORATION
                            7836 Second Avenue South
                                     Suite 1
                          Bloomington, Minnesota 55420
                         ------------------------------

    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON SEPTEMBER 9, 2002

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of Global Maintech Corporation (the "Company"), a Minnesota corporation, will be held at the Minneapolis Airport Marriott, located at 2020 East 79th Street, Bloomington, MN 55425, on September 9, 2002, at 3:30 p.m. (local time) for the purpose of considering and voting upon the following matters:

1. To elect two directors of the Company to serve until the next Annual Meeting and until their successors are duly elected and qualified;

2. To ratify the Board of Directors' action of its appointment of Sherb & Co., LLP as the Company's independent public accountants for the calendar year ending December 31, 2002;

3. To ratify the Company's Board of Directors' adoption of Global Maintech Corporation's 2002 Non-Statutory Stock Option Plan;

4. To consider and act upon the proposal to increase authorized shares of common stock of the Company from 18,500,000 to 27,500,000 shares; and

5. To transact such other business as may properly come before the meeting and any adjournment thereof.

         The accompanying proxy is solicited by the Board of Directors of the Company. A copy of the Company's Annual Report to Stockholders for the calendar year ended December 31, 2001, Proxy Statement and form of proxy are enclosed.

         Only stockholders of record as of the close of business on July 25, 2002 (the "Record Date") are entitled to notice of, and to vote at the Annual Meeting and any adjournment thereof. Such stockholders may vote in person or by proxy.

         You are cordially invited to be present at the Annual Meeting. It is important to you and the Company that your shares be voted at the Annual Meeting.

August 5, 2002
                                  By Order of the Board of Directors

                                  Dale Ragan
                                  Chief Executive Officer

                                IMPORTANT NOTICE

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE URGED TO READ THE ATTACHED PROXY STATEMENT CAREFULLY AND THEN SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED STAMPED AND ADDRESSED ENVELOPE. AS SET FORTH IN THE PROXY STATEMENT, THE GIVING OF THE PROXY WILL NOT AFFECT YOUR RIGHT TO ATTEND AND TO VOTE AT THE ANNUAL MEETING.

                           GLOBAL MAINTECH CORPORATION
                         ------------------------------

                                 PROXY STATEMENT
                      ANNUAL MEETING OF STOCKHOLDERS TO BE
                            HELD ON SEPTEMBER 9, 2002

         This Proxy Statement and the accompanying form of Proxy ("Proxy") are being furnished to the stockholders of Global Maintech Corporation , a Minnesota corporation (the "Company"), in connection with the solicitation of Proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Minneapolis Airport Marriott, located at 2020 East 79th Street, Bloomington, MN 55425, on September 9, 2002, at 3:30 p.m. (local time) and at any adjournment thereof. Only stockholders of record as of the close of business on July 25, 2002 (the "Record Date") will be entitled to notice of, and to vote at, the Annual Meeting.

         This Proxy Statement and the accompanying Proxy, together with a copy of the Company's Annual Report to Stockholders for the calendar year ended December 31, , 2001 (the "Annual Report"), are being sent or given to the stockholders on or about August 5, 2002.

         At the Annual Meeting, the Stockholders of the Company will be asked to: (i) elect two directors of the Company to serve until the next Annual Meeting and until their successors are duly elected and qualified; (ii) ratify the Board of Directors' action of its appointment of Sherb & Co., LLP as the Company's independent public accountants for the calendar year ending December 31, 2002; (iii) ratify the Company's Board of Directors' adoption of Global Maintech Corporation's 2002 Non-Statutory Stock Option Plan; (iv) consider and act upon the proposal to increase authorized shares of Company common stock from 18,500,000 to 27,500,000 shares; and (v) transact such other business as may properly come before the meeting and any adjournments thereof.

         The executive office of the Company is located at 7836 Second Avenue South, Suite 1, Bloomington, Minnesota 55420. The Company's telephone number is 952-887-0092.

         STOCKHOLDERS ARE REQUESTED TO COMPLETE, DATE AND SIGN THE ACCOMPANYING FORM OF PROXY AND RETURN IT PROMPTLY TO THE COMPANY IN THE ENCLOSED POSTAGE PAID ENVELOPE.


                                     GENERAL

Solicitation of Proxies

         If the accompanying Proxy is properly executed and returned, the shares represented thereby will be voted in accordance with the instructions specified in the proxy. In the absence of instructions to the contrary, such shares will be voted to: (i) elect two directors to the Company to serve until the next Annual Meeting and until their successors are duly elected and qualified; (ii) ratify the appointment of Sherb & Co., LLP as the Company's independent public accountants for the calendar year ending December 31, 2002; (iii) ratify the adoption of the Company's 2002 Non-Statutory Stock Option Plan; (iv) increase authorized shares of common stock of the Company from 18,500,000 to 27,500,000 shares; and (v) transact such other business as may properly come before the Annual Meeting and any adjournment thereof. The Board of Directors does not currently intend to bring any other matters before the Annual Meeting and is not aware of any matters that will come before the Annual Meeting other than as described herein. In the absence of instructions to the contrary, however, it is the intention of each of the persons named in the accompanying proxy to vote all properly executed Proxies on behalf of the stockholders they represent in accordance with their discretion with respect to any such other matters properly coming before the Annual Meeting. The expenses with respect to this solicitation of Proxies will be paid by the Company.

Revocation of Proxies

         Any stockholder may revoke such stockholder's Proxy at any time prior to the voting thereof on any matter (without, however, affecting any vote taken prior to such revocation). A Proxy may be revoked by written notice of revocation received prior to the Annual Meeting, by attending the Annual Meeting and voting in person or by submitting a signed proxy bearing a subsequent date. A written notice revoking a previously executed Proxy should be sent to the Company at 7836 Second Avenue South, Suite 1, Bloomington, Minnesota 55420,
Attention: Secretary. Attendance at the Annual Meeting will not in and of itself constitute a revocation of a Proxy.

Voting Securities and Beneficial Ownership

         Only holders of record of the Common Stock of the Company as of the close of business on the Record Date will be entitled to vote at the Annual Meeting. Each share of Common Stock entitles the registered holder thereof to one vote on each matter to come before the Annual Meeting. As of the close of business on July 25, 2002 there were [________] shares of the Common Stock outstanding.

         The presence, in person or by proxy, of stockholders entitled to cast a majority of all votes entitled to be cast at the Annual Meeting will constitute a quorum. Each outstanding share is entitled to one vote at the meeting for all items set forth in the Notice and Proxy. Cumulative voting for the nominees for directors is not permitted. Assuming a quorum, the nominees receiving a majority of the votes cast at the Annual Meeting for the election of directors will be elected as directors.

         Approval of Proposals 2 and 4 and ratification of Proposal 3 each require the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote.

         Votes that are withheld will be counted for purposes of determining the presence or absence of a quorum but will have no other effect. Abstention and broker non-votes, if any, will similarly be counted for purposes of determining the presence or absence of a quorum but will have no other effect on the vote.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding beneficial ownership of the Common Stock as of July 25, 2002 (except where otherwise noted) with respect to (a) each person known by the Registrant to be the beneficial owner of more than five percent of the outstanding shares of Common Stock, (b) each director of the Registrant, (c) the Registrant's executive officers and (d) all officers and directors of the Registrant as a group. Except as indicated in the footnotes to the table, all of such shares of Common Stock are owned with sole voting and investment power. The title of class of all securities indicated below is Common Stock with no par value per share.


             Name and Address                 Number of Shares                           Percentage of Shares
            of Beneficial Owner              Beneficially Owned(1)                       Beneficially Owned(1)
            -------------------              ------------------                          -------------------
Dale Ragan                                   2

Sue Korsgarden                               3

William A. Erhart                            4

All Directors and Officers as a group
(three persons)



1 Unless otherwise indicated, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of the Common stock beneficially owned by them. A person is deemed to be the beneficial owner of securities which may be acquired by such person within 60 days from the date indicated above upon the exercise of options, warrants or convertible securities. Each beneficial owner's percentage ownership is determined by assuming that options, warrants or convertible securities that are held by such person (but not those held by any other person) and which are exercisable within 60 days of the date indicated above, have been exercised.

2 Includes 2,000,000 shares which may be acquired upon exercise of options issued on December 20, 2000 exercisable at $0.16 per share and expiring December 20, 2005.

3 Includes a) 50,000 shares which may be acquired upon exercise of options issued on March 5, 2001 exercisable at $0.20 per share and expiring March 5, 2006; and b) a further 20,000 shares which may be acquired upon exercise of options issued on January 2, 2002 exercisable at $0.56 per share and expiring January 2, 2007 - both in accordance with the Company's 1999 Stock Option Plan.

4 Includes 200,000 shares which may be acquired upon exercise of options issued on December 20, 2000 exercisable at $0.16 per share and expiring December 20, 2005.

* Represents less than 1% of the [_______] shares outstanding as of July 25, 2002.

                     PROPOSAL NO. 1 - ELECTION OF DIRECTORS

         The directors are elected annually by the stockholders of the Company. The By-laws of the Company provide that the number of directors shall be increased or decreased (from the original number indicated in the Company's Certificate of Incorporation) from time to time by Board Resolution or shareholder adoption. In accordance therewith, a total of two persons have been designated by the Board of Directors as nominees for election at the Annual Meeting and are being presented to the stockholders for election. The directors to be elected at the Annual Meeting shall be determined by a majority vote of the shares present in person or by proxy, entitled to vote at the Annual Meeting.

         The By-Laws of the Company permit the Board of Directors by a majority vote, between annual meetings of the stockholders, to increase the number of directors and to appoint qualified persons to fill the vacancies created thereby.

         The persons named below are being proposed as nominees for election as directors for the term expiring at the next annual meeting currently intended to be held in late 2003, and until their successors are elected and qualify. Each nominee is currently a director of the Company. The persons named in the enclosed proxy intend to vote for such nominees for election as directors, but if the nominees should be unable to serve, proxies will be voted for such substitute nominees as shall be designated by the Board of Directors to replace such nominees. It is believed that each nominee will be available for election. The names of the nominees for election and certain information as to each of them are as follows:


                                            Principal
                                         Occupation During
                                        Past Five Years Or                          Beneficially      Percentage of
                           Date of          More and                                Owned on            Shares
   Name                     Birth         Other Directorships   Director Since      July 25, 2002     Outstanding
........................ ............. ...................... .................. ................... ..................
      Dale Ragan           2/8/44           See Below          January 2001            (a)
........................ ............. ...................... .................. ................... ..................
  William A. Erhart       11/27/51          See Below          January 2001            (a)


(a) The information under this caption regarding ownership of securities is based upon statements by the individual nominees, directors and officers as reported and reflected hereinabove under the Section entitled "Security Ownership of Certain Beneficial Owners and Management".

* Represents less than 1% of the [_______] shares outstanding as of July 25, 2002.


                        SUMMARY OF MODIFICATION AGREEMENT

         In March 2002, the Company signed a Modification Agreement (the "Agreement") with its preferred series stock holders (the "Holders"). At the time of entry into the Agreement, the Company was in default of the Preferred Documents (as defined in the Agreement) for certain series of Preferred Shares, which defaults include, but were not limited to, (i) the Company's failure to register some or all of the shares of common stock into which the Preferred Shares are convertible and its failure to maintain the effectiveness of its registration statement which was declared effective on July 24, 2000, (ii) the Company's failure to authorize 200% of the shares of common stock into which, from time to time, the Preferred Shares were convertible into based on the Company's common stock price and (iii) the Company's failure to honor all of the conversion notices delivered by the Holders pursuant to the Preferred Documents(collectively the "Defaults").

         In consideration for the Company's release of any and all claims against the Holders, the Holders have agreed to (A) rescind outstanding redemption and conversion notices delivered with respect to the Preferred Shares, (B) waive the Company's defaults (arising prior to the date of the Agreement) under each and every Preferred Document applicable to each Holder and waive any penalties accruing in connection with any such default, (C) waive any penalties accrued under the Registration Rights Agreements (the "Registration Agreements")(whether or not related to a default) and (D) amend the Preferred Documents applicable to each Holder as set forth below. The amendment to the Preferred Documents as set forth below and all waivers of defaults and penalties are conditional on the Company's compliance with the terms of the Agreement and the Preferred Documents as modified, and shall be null and void if the Company defaults under any of the terms and conditions of the Preferred Documents as modified by the Agreement.

1. The parties to the Agreement have agreed that the requirement to maintain authorized shares pursuant to the Preferred Agreements shall be satisfied (and the Company's default for failure to maintain sufficient authorized shares shall be waived) if the Company notices a shareholders' meeting to increase its authorized common stock as required by the Preferred Agreements on or before 60 days from the effective date of the Agreement, and obtains approval for such authorization from its shareholders on or before 180 days from the effective date of the Agreement. The Company's failure to either call said shareholders' meeting or obtain necessary shareholder authorization within the time frame stated shall be deemed a default, absent waiver.

2. The Holders have agreed that (i) they shall suspend conversions of the Preferred Shares for a period of six months from the date of the Agreement, (ii) during the period from six months to nine months after the date of the Agreement each Holder shall not convert more than one-third (1/3) of the Preferred Shares initially held by such Holder,
         (iii) during the period from nine (9) months to twelve (12) months after the date of the Agreement each Holder shall not convert more than an additional one-third (1/3) of the Preferred Shares initially held by such Holder, and (iv) commencing twelve (12) months after the date of the Agreement, there shall be no further restrictions on any Holder's right to convert Preferred Shares. However, shares issuable and relating to accrued dividends due shall not be convertible for two years from the date of the Agreement unless the Company is sold to a third party in which case such dividends shall become due and payable immediately and any and all other time restrictions agreed to by any party to the Agreement shall cease to exist.

3. The Holders have agreed that notwithstanding anything to the contrary in the Preferred Documents, the conversion formula for the Preferred Shares shall be modified as follows (all prices referred to below are being based upon the formula set forth in each of the applicable Preferred Documents for determining the "current market price" of the stock on the date a conversion notice is delivered by a Holder to the Company and for such purposes the current market price is deemed to be a minimum of one dollar ($1.00)):

         If the current market price is from:

                  $1.00 to $1.24 the conversion discount shall equal 5%

                  $1.25 to $1.49 the conversion discount shall equal 10%

                  $1.50 to $1.74 the conversion discount shall equal 15%

                  $1.75 to $2.00 the conversion discount shall equal 20%

                  $2.00 and up the conversion discount shall equal 25%

4. Each Holder (individually and not in the aggregate) must limit its daily sales of the Company's common shares as follows:

                  If the previous day's closing price for the Company's common stock is from:

                  $1.00 to $1.24, each Holder's sales shall not exceed 15% of the previous three trading days average daily volume

                  $1.25 to $1.74, each Holder's sales shall not exceed 20% of the previous three trading days average daily volume

                  $1.75 and up, each Holder's sales shall not exceed 25% of the previous three trading days average daily volume


5. The Holders agreed to waive the accrual of dividends on the Preferred Shares which accrued from and after June 15, 2001. In connection with the Agreement, the Company recorded net income attributable to common shareholders due to the forgiveness of cumulative dividends on preferred stock amounting to $178,720.

6. The Company has the right to exercise its redemption rights at a price per preferred share equal to (i) 110%, multiplied by (ii) the stated value plus accrued dividends through June 15, 2001. Redemptions shall occur pro rata among the different classes of preferred shares and pro rata among different holders of the same class of preferred shares. Except for the price adjustment provided for in the Agreement, the terms and conditions of any redemption shall otherwise be subject to each of the terms and conditions contained in the Preferred Documents.

                   INFORMATION CONCERING NOMINEES FOR DIRECTOR

Nominees

         The following information is submitted concerning the nominees for election as Directors:

William A. Erhart. Mr. Erhart is a member of the law firm of Erhart & Associates, L.L.C. and has served as a director of the Company since January 2001. Mr. Erhart has broad experience in general business litigation, corporate, and general practice, and has litigated with the Federal Trade Commission and attorney general offices. He serves as general outside counsel for Alpine Industries, Inc., a Tennessee corporation, and as general counsel for the Company. Most recently, Mr. Erhart was appointed by Governor Jesse Ventura for a four-year term to the Metropolitan Airports Commission.

Dale Ragan. Mr. Ragan has served as both the Company's Chief Executive Officer and a director since January 2001, pursuant to an agreement between the Company and Wild Cat Management, Inc., of which Mr. Ragan is President. Mr. Ragan has been a long time investor in the Company and brings with him over 25 years of management experience in the private sector, as well as his experience as a venture capitalist specializing in small capitalization public companies. One of the companies he co-founded was listed in Inc. Magazine in 1988 as twenty-fifth out of the top 100 fastest growing privately owned companies in the United States. At that time, his company had grown over 6000% in five years.

 Vote Required for Approval

         The two nominees receiving a majority of the votes cast at the Annual Meeting for the election of directors will be elected as directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF ITS NOMINEES TO THE BOARD OF DIRECTORS


Compensation of Directors

         Directors of the Company do not receive any compensation from the Company for services rendered in such capacities.

Board and Committee Meetings

         During the calendar year which ended December 31, 2001, there were seven (7) meetings of the current Board of Directors. Each of the incumbent directors attended all 7 of such meetings.

         The Board of Directors has responsibility for establishing broad corporate policies and for overseeing the performance of the Registrant. Members of the Board of Directors are kept informed of the Registrant's business by various reports and/or documents sent to them in anticipation of Board meetings as well as by operating and financial reports presented at Board meetings.

         The Board does not currently have a standing nominating or compensation committee or any committee or committees performing similar functions, but acts, as a whole, in performing the functions of such committees.

Audit Committee

         The Company has not, as yet, established an Independent Audit
Committee.

                               EXECUTIVE OFFICERS

         The executive officers of the Company are appointed by the Board of Directors of the Company and serve at the discretion of the Board of Directors. Information concerning each executive officer's age, position and certain other information with respect to each executive officer can be found herein under the section entitled "Election of Directors", excepting for information as relates to the Company's Chief Accounting Officer, which information is as follows:

Sue Korsgarden. Ms. Korsgarden has served as the Company's Chief Accounting Officer since March 2001. She has a background in Business Management, Accounting and Credit Management and previously worked for ten years in the management department of A.H. Bennett Company, a roofing distributor.

                             EXECUTIVE COMPENSATION
                           SUMMARY COMPENSATION TABLE

         The following table provides the cash compensation awarded to or earned by the Chief Executive Officer of the Company. No other Executive Officer earned salary and bonus in excess of $100,000 during the calendar year ended December 31, 2001.




                                                 Annual Compensation
                                            ------------------------------
            Name and
       Principal Position                   Year                  Salary ($)
       ------------------                   ----                  ----------
    Wild Cat Management, Inc.               2001                      $12
       Through Dale Ragan                   2000                      -0-
    Chief Executive Officer 1

                   STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

         The following sets forth certain information concerning the grant of options to purchase shares of the Common Stock to each of the Executive Officers of the Registrant, as well as certain information concerning the exercise and value of such stock options for each of such individuals. Options generally become exercisable upon issuance and expire no later than ten years from the date of grant.

          STOCK OPTION GRANTS IN CALENDAR YEAR ENDED DECEMBER 31, 2001

         With respect to the named Executive Officers there were no granting of stock options under either the Company's 1999 or 2002 Stock Option Plans (the "Plans") during calendar year ended December 31, 2001 and no stock appreciation rights were granted or exercised during that period.

                    OPTIONS/SAR GRANTS IN LAST CALENDAR YEAR
                               (Individual Grants)

                                Percent of Total
                              Number of Securities       Options/SARs Granted     Exercise Or
                             Underlying Options/SARs       to Employees In         Base Price
          Name                  Granted (Number)             Calendar Year         ($/Share)        Expiration Date
          ----                  ----------------             -------------         ---------        ---------------
       Dale Ragan                      -0-                        -0-                 -0-                 -0-

     Sue Korsgarden                  50,000                      100%                $ .20           March 5, 2006

    William A. Erhart                  -0-                        -0-                 -0-                 -0-

  AGGREGATED OPTION EXERCISES IN LAST CALENDAR YEAR AND YEAR-END OPTION VALUES

         There were no stock option exercises in calendar year 2001 by any person listed in the "Summary Compensation Table" above. The following table summarizes the value of the options held as of December 31, 2001 by the individual listed in the Summary Compensation Table, above.

-------------------
1 Dale Ragan became the Company's Chief Executive Officer in January 2001 pursuant to an Employment Agreement ("Agreement") dated December 20, 2000 between the Company and Wild Cat Management Inc. ("Wild Cat"), of which Mr. Ragan is President. Under the Agreement, Wild Cat agreed to provide the Company with the services of a Chief Executive Officer. Pursuant to the Agreement, all compensation for Mr. Ragan's services was paid to Wild Cat.

2 The agreement between Wild Cat and its principal, Dale Ragan, provides that Mr. Ragan will act as the Company's Chief Executive Officer for a period of one year, and as Chairman of the Board of Directors of the Company for a period of two years. The Employment Agreement between the Company and Wild Cat provides for a salary of $1 over the term of the Agreement, and also provides that Wild Cat will receive, in lieu of salary and as compensation for several rendered since approximately November 1, 2000 and continuing into the future, stock options to purchase common stock at $0.16 per share, in the amount of 500,000 options upon signing; 750,000 on June 20, 2001; and 750,000 options on December 20, 2001. All options are five year options.



                                      Shares
                                      Acquiredon                                               Value of Unexercised
                                          on         Value        Unexercised Options At      In-The-Money Options At
                                       Exercise      Realized      December 31, 2001              December 31, 2001
                  Name                 (Number)     (Dollars)          (Number)                   (Dollars)
                  ----                 --------     ---------     ----------------------      -----------------------
     Wild Cat Management/Dale Ragan       -                                2,000,000                  $220,0001

------------------
1. The strike price of the options is $0.16 per share. The value of $220,000 assumes a fair market value per share of the Company's common stock of $0.27, the closing price as reported by OTCBB on December 31, 2001.

"Broadly Based" 2002 Non-Statutory Stock Option Plan

         On March 19, 2002, the Board of Directors adopted the Company's 2002 Non-Statutory Stock Option Plan (the "2002 Plan").

         The stated purpose of the 2002 Plan is to provide directors, officers and employees of, and consultants to the Company and its subsidiaries, if any, with additional incentives by increasing their ownership interests in the Company. Directors, officers and other employees of the Company and its subsidiaries are eligible to participate in the 2002 Plan. Options may also be granted to directors who are not employed by the Company and consultants providing valuable services to the Company and its subsidiaries. In addition, individuals who have agreed to become an employee of, director of or a consultant to the Company and its subsidiaries are eligible for option grants, conditional in each case on actual employment, directorship or consultant status.

         The maximum number of options that may be granted under the 2002 Plan, as amended to date, are options to purchase up to 1,500,000 shares of Common Stock. As of July 25, 2002] [____________] options under such 2002 Plan have been granted.

         As relates to the aforesaid 2002 Plan, the Company filed a Registration Statement on April 25, 2002 under SEC File No. 333-86942. The Registration Statement included as a part thereof and as Exhibits 4 and 99 thereto the 2002 Plan and Prospectus therefore, respectively.

         With respect to the term "Broadly Based" it was the intention of the Company that the Plan comply, in all respects, with what is referred to as a "Broadly Based Plan" in NASDAQ Marketplace Rule 4350(i)(1)(A) and such other sections in the NASDAQ Marketplace Rules as may be applicable to "Broadly Based Plans". To be a "Broadly Based" plan:

a. Less than fifty percent (50%) of all options issued under the Plan shall be issued to officers and directors of the Company; "officers" and "directors" being defined in the same manner as defined in Section 16 of the Securities Exchange Act of 1934; and

b. "Broadly Based" as defined means that at the end of three (3) years from the date of the Plan as amended at least fifty one percent (51%) of all options granted thereunder shall have been granted to "rank and file" personnel of the Company (i.e., persons who are not officers and directors as defined in "a" above) and that at the anniversary date of each succeeding year no less than 51% of all options granted shall have been granted to the aforesaid "rank and file".

         For further and more specific information with respect to the aforesaid Registration Statement and the Plan and Prospectus filed as exhibits therewith - all of which was filed with the SEC utilizing the Edgar system - complete text with respect to same may be found on the SEC's web site at http://www.sec.gov.

         As of July 25, 2002, and in accordance with the above, officers and directors of the Company had received approximately 64% of all options issued under outstanding Plans.

         Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following REPORT OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSTION included herein shall not be incorporated by reference into any such filings.

                       REPORT OF THE BOARD OF DIRECTORS ON
                             EXECUTIVE COMPENSATION

         The Board of Directors, the members of which are Dale Ragan, Sue Korsgarden and William A. Erhart, has furnished the following report on executive compensation:

To: The Stockholders of Global Maintech Corporation

         The Corporation's executive compensation is supervised by the Board of Directors. Compensation paid to the Company's executive officers, including the Company's President, Chief Executive Officer and Chairman of the Board of Directors, is intended to reflect the responsibility associated with each of the executives' positions, the past performance of the specific executive and the goals of management. To the extent practicable, the Board has established certain principals (applying equally to the Company's President and all other executive officers) so as to provide the frame work for the Company's compensation program. Such principals involve offering a competitive compensation package that will attract the best talent to the Company; motivate individuals to perform at their highest levels; reward outstanding achievement; and retain those individuals with the leadership abilities and skills necessary to achieve Company objectives and long-term stockholder value. In that respect the Board attempts to evaluate the Company's performance relative to its competitors and its progress towards achieving both short and long term business goals.

         With these generalized principals in mind the Board's goal is to develop executive compensation policies and programs (taking into account available resources) which are consistent with the strategic objectives of growing the Company's business and maximizing stockholder value.

         The Board believes that, amongst other factors, enhancing revenue growth and improving cash flows should be recognized when considering compensation levels as well as any significant improvements in overall effectiveness, productivity and/or return on investment.

         Base salaries for executives (including the Company's President) are set at levels (where practicable and where funds are available) which are intended to reflect the competitive marketplace for companies that are of comparable size and complexity that would be considered competitors in attracting and retaining quality executives as well as upon job responsibilities, level of experience, overall business performance and individual contributions to the Company. Salaries of the named officers (including the Company's President) are reviewed with an assessment made of each executive's performance. The Board believes that leadership and motivation of the Company's executives (especially its President) are critical to establishing the Company's goals towards preeminence both in the marketplace and as a long term investment for stockholders. The compensation for Dale Ragan and Sue Korsgarden set salary levels which attempt to adequately compensate these individuals with salaries that are commensurate with their abilities and are comparable to those paid by competitors within the industry. Such salaries are, however, limited, to an extent, by availability of Company resources (without creating material cash flow difficulties).

         The factors and criteria upon which the Company's Chief Executive Officer's ("CEO") compensation is based are as indicated above. Such factors are not directly related (by any set formula or otherwise) to the results of the Company's performance but rather are related to the responsibilities assumed and efforts extended by the Company's President for and on behalf of the Company so as to enable the Company to achieve its long term objectives. Such objectives relate primarily to the attempt to achieve and maintain preeminence within its industry. Where directors believe that sufficient funds are not immediately available to compensate the Company's CEO in the manner intended and referred to in the preceding paragraph, the Board may authorize the issuance of restrictive common stock of the Company and/or options to purchase shares and/or some combination thereof, i.e. to reward such President's efforts.

         The Board of Directors has no existing policy with respect to the specific relationship of corporate performance to executive compensation. Accordingly, managements' compensation was not specifically tied to any measures of return on equity or earnings targets.

         The foregoing report has been furnished by:

                                   Dale Ragan
                                William A. Erhart


                                PERFORMANCE GRAPH

         Set forth below is a line graph comparing the cumulative total shareholder return on the Company's Common Stock with the cumulative total return (including reinvested dividends) of the NASDAQ Composite Index and the Standard & Poor's 500 Index, for the three year period commencing January 1, 1999 when the Company's Common Stock began publicly trading and ending December 31, 2001. The graph is based on an initial investment of $100.


Stock Performance Graph and Table Comparison of Three-Year Cumulative Total Returns Among Global Maintech Corporation, NASDAQ Composite Index and S&P 500 Index

     Measurement Period                                                  NASDAQ                Standard & Poor's
   (Calendar Year Covered)       Global Maintech Corporation         Composite Index               500 Index
   -----------------------       ---------------------------         ---------------               ---------
      December 31, 1999                     100.00                       100.00                     100.00

      December 31, 2000                       4.00                         61.00                      90.00

      December 31, 2001                       7.04                         48.19                      78.30


                        COMPENSATION COMMITTEE INTERLOCKS
                            AND INSIDER PARTICIPATION

         The Company had no Compensation Committee during the last completed calendar year. The Corporation's executive compensation was supervised by all members of the Company's Board of Directors and the following directors were concurrently officers of the Company in the following capacities: Dale Ragan (Chairman of the Board of Directors, President and Chief Executive Officer) and William A. Erhart (Secretary, Treasurer and Director). No executive officer of the Company served as a member of the Board of Directors or compensation committee of any entity which has one or more executive officers who serve on the Company's Board of Directors.

                              CERTAIN TRANSACTIONS

         See Executive Compensation - Summary Compensation Table and footnotes thereto as relates to Employment Agreement between the Company and Wild Cat Management, Inc. and it's principal, Dale Ragan.

                       PROPOSAL NO. 2 - PROPOSAL TO RATIFY
              THE BOARD OF DIRECTORS' SELECTION OF SHERB & CO., LLP
                     AS INDEPENDENT AUDITORS FOR THE COMPANY

     In conjunction with the Company's reorganization, the Company, on March 10, 2001 engaged Feldman Sherb & Co., P.C., as the Company's independent accountants as indicated on Form 8-K filed April 12, 2001. Feldman Sherb & Co., P.C. has audited the books, records and accounts of the Company for the calendar years ended December 31, 2000 and 2001. Subsequent to the December 31, 2001 audit, Steven Sherb, the principal auditor for the Company, and others, left Feldman Sherb & Co., P.C. and formed their own company during 2000, known as Sherb & Co., LLP. Representatives of Sherb & Co., LLP are expected to attend the Annual Meeting, will have the opportunity to make a statement if they so choose and will be available to respond to appropriate questions.

Audit Firm Fee Summary

     During calendar 2001, the Company retained Feldman Sherb & Co., P.C. to provide services in the following categories and amounts:

         Audit Fees

         Feldman Sherb & Co., P.C. billed the Company an aggregate of $60,000 in fees for professional services rendered in connection with the audit of the Company's financial statements for the most recent calendar year and financial statements included in each of the Company's Quarterly Reports on Form 10-QSB during the calendar year ended December 31, 2001.

        Financial Information Systems Design and Implementation Fees

        The Company did not engage Feldman Sherb & Co., P.C. for professional services relating to financial information systems design and implementation for the calendar year ended December 31, 2001.

         Other Fees

         Feldman Sherb & Co., P.C. did not bill the Company any fees for
         professional services related for tax compliance.   The
         Company did not engage Feldman Sherb & Co., P.C. for professional services related to consulting services for the calendar year ended
         December 31, 2001.

Vote Required For Approval

         Ratification of the selection of Sherb & Co., LLP as independent public accountants will require the affirmative vote of a majority of the shares of Common Stock present in person or represented by Proxy at the Annual Meeting and entitled to vote.


THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF SHERB & CO., LLP, AS INDEPENDENT ACCOUNTANTS TO EXAMINE THE COMPANY'S FINANCIAL STATEMENTS FOR THE CALENDAR YEAR ENDED DECEMBER 31, 2002

PROPOSAL NO. 3 - RATIFICATION OF THE COMPANY'S BOARD OF DIRECTORS ADOPTION OF GLOBAL MAINTECH CORPORATION'S

                             2002 STOCK OPTION PLAN


         The Board of Directors in March 2002 adopted the Company's 2002 "Broadly Based" Non-Statutory Stock Option Plan so as to provide a critical long-term incentive for employees, non-employee directors, consultants, attorneys and advisors of the Company and its subsidiaries. The Board of Directors believes that the Company's policy of granting stock options to such persons will continue to provide it with a critical advantage in attracting and retaining qualified candidates. In addition, the Stock Option Plan is intended to provide the Company with maximum flexibility to compensate plan participants. It is expected that such flexibility will be an integral part of the Company's policy to encourage employees, non-employee directors, consultants, attorneys and advisors to focus on the long-term growth of stockholder value. The Board of Directors believes that important advantages to the Company are gained by an option program such as the 2002 Non-Statutory Stock Option Plan which includes incentives for motivating employees of the Company, while at the same time promoting a closer identity of interest between employees, non-employee directors, consultants, attorneys and advisors on the one hand, and the stockholders on the other.

         The principal terms of the Stock Option Plan are summarized below and a copy of the Stock Option Plan is annexed to this Proxy Statement as Exhibit A. The summary of the Stock Option Plan set forth below is not intended to be a complete description thereof and such summary is qualified in its entirety by the actual text of the Stock Option Plan to which reference is made.

Summary Description of the Global Maintech Corporation 2002
"Broadly Based" Non-Statutory Stock Option Plan

         The purpose of the Non-Statutory Stock Option Plan ("Plan"), attached hereto as Exhibit A, is to provide directors, officers and employees of, consultants, attorneys and advisors to the Company and its subsidiaries with additional incentives by increasing their ownership interest in the Company. Directors, officers and other employees of the Company and its subsidiaries are eligible to participate in the Plan. Options in the form of Non-Statutory Stock Options ("NSO") may also be granted to directors who are not employed by the Company and consultants, attorneys and advisors to the Company providing valuable services to the Company and its subsidiaries. In addition, individuals who have agreed to become an employee of, director of or an attorney, consultant or advisor to the Company and/or its subsidiaries are eligible for option grants, conditional in each case on actual employment, directorship or attorney, advisor and/or consultant status. The Plan provides for the issuance of NSO's only, which are not intended to qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code, as amended.

         The maximum number of options that may be granted under this Plan are options to purchase 1,500,000 shares of Common Stock.

         The Board of Directors of the Company or a Compensation Committee will administer the Stock Option Plan with the discretion generally to determine the terms of any option grant, including the number of option shares, exercise price, term, vesting schedule and the post-termination exercise period. Notwithstanding this discretion (i) the term of any option may not exceed 10 years and (ii) an option will terminate as follows: (a) if such termination is on account of termination of employment for any reason other than death, without cause, such options shall terminate one year thereafter; (b) if such termination is on account of death, such options shall terminate 15 months thereafter; and
(c) if such termination is for cause (as determined by the Board of Directors and/or Compensation Committee), such options shall terminate immediately. Unless otherwise determined by the Board of Directors or Compensation Committee, the exercise price per share of Common Stock subject to an option shall be equal to no less than 50% of the fair market value of the Common Stock on the date such option is granted. No NSO shall be assignable or otherwise transferable except by will or the laws of descent and distribution or except as permitted in accordance with SEC Release No.33-7646 as effective April 7, 1999 and in particular that portion thereof which expands upon transferability as is contained in Article III entitled "Transferable Options and Proxy Reporting" as indicated in Section A 1 through 4 inclusive and Section B thereof.

         The Stock Option Plan may be amended, altered, suspended, discontinued or terminated by the Board of Directors without further stockholder approval, unless such approval is required by law or regulation or under the rules of the stock exchange or automated quotation system on which the Common Stock is then listed or quoted. Thus, stockholder approval will not necessarily be required for amendments which might increase the cost of the Stock Option Plan or broaden eligibility except that no amendment or alteration to the Plan shall be made without the approval of stockholders which would (a) decrease the NSO price (except as provided in paragraph 9 of the Plan) or change the classes of persons eligible to participate in the Plan or (b) extend the NSO period or (c) materially increase the benefits accruing to Plan participants or (d) materially modify Plan participation eligibility requirements or (e) extend the expiration date of the Plan. Unless otherwise indicated the Stock Option Plan will remain in effect until terminated by the Board of Directors.

         While the Stock Option Plan was established by the Company's Board of Directors on March 19, 2002 and (as heretofore indicated herein under the heading "Broadly Based" 2002 Stock Option Plan) a Form S-8 Registration Statement as relates thereto was filed with the SEC on April 25, 2002, the Company nevertheless seeks shareholder ratification of the Board's actions as to the establishment of the Plan. Absent such ratification, the Board may nevertheless determine to leave the Plan in effect as is.

Definition of "Broadly Based"

         The term "Broadly Based" as used in the Plan complies with what is referred to as a "Broadly Based Plan" in NASDAQ Marketplace Rule 4350(i)(1)(A) and such other sections in the NASDAQ marketplace Rules as may be applicable to "Broadly Based Plans". To be a "Broadly Based" plan:

1. Less than fifty percent (50%) of all options issued under the Plan shall be issued to officers and directors of the Company; "officers" and "directors" being defined herein in the same manner as defined in Section 16 of the Securities Exchange Act of 1934; and

2. "Broadly Based" as defined herein shall mean that at the end of three (3) years from the date of the Plan as amended to date at least fifty one percent (51%) of all options granted thereunder shall have been granted to "rank and file" personnel of the Company (i.e., persons who are not officers and directors as defined in paragraph "1" above) and that, at the anniversary date of each succeeding year no less than 51% of all options granted shall have been granted to the aforesaid "rank and file."

Federal Tax Consequences

         The following is a brief description of the federal income tax consequences generally arising with respect to options that may be granted under the Stock Option Plan. This discussion is only intended for the information of stockholders considering how to vote at the Annual Meeting, and not as tax guidance to individuals who participate in the Stock Option Plan.

         The grant of an option will create no tax consequences for the grantee or the Company. Upon exercising a NSO, the participant must generally recognize ordinary income equal to the difference between the exercise price and the then fair market value of the freely transferable and non-forfeitable stock received. In such case, the Company will be entitled to a deduction equal to the amount recognized as ordinary income by the participant.

         The participant's disposition of shares acquired upon the exercise of an option generally will result in capital gain or loss measured by the difference between the sale price and the participant's tax basis in such shares.

         Additionally, the following tax effects on Stock Option Plan participation may be considered:

         Tax Treatment to the Participants. The Stock Option Plan provides for the grant of nonqualified stock options. A description of these options and certain federal income tax aspects associated therewith is set forth below. Because tax results may vary due to individual circumstances, each participant in the Stock Option Plan is urged to consult his personal tax adviser with respect to the tax consequences of the exercise of an option or the sale of stock received upon the exercise thereof, especially with respect to the effect of state tax laws.

         Federal Income Tax Treatment of Nonqualified Stock Options. No income is recognized by an optionee when a non-qualified stock option is granted. Except as described below, upon exercise of a nonqualified stock option, an optionee is treated as having received ordinary income at the time of exercise in an amount equal to the difference between the option price paid and the then fair market value of the Common Stock acquired. The Company is entitled to a deduction at the same time and in a corresponding amount. The optionee's basis in the Common Stock acquired upon exercise of a nonqualified stock option is equal to the option price plus the amount of ordinary income recognized, and any gain or loss thereafter recognized upon disposition of the Common Stock is treated as capital gain or loss.

         Stock acquired by "insiders" (i.e., officers, directors or persons holding 10% or more of the stock of the Company who are subject to the restrictions on short-swing trading imposed by Section 16(b) of the Securities Exchange Act of 1934) upon exercise of nonqualified stock options constitutes "restricted property" and, unless the optionee elects otherwise, the recognition of income upon exercise is deferred to the date upon which the stock acquired upon exercise may first be sold without incurring Section 16(b) liability. If such an optionee does not elect to recognize income upon exercise, the insider will realize ordinary income in an amount equal to the difference between the option price and the fair market value on the date the stock may first be sold without incurring Section 16(b) liability.

Vote Required For Ratification

         The affirmative vote of a majority of the outstanding shares of Common Stock present in persons or represented by Proxy at the Annual Meeting and entitled to vote is required to ratify the Board of Directors' adoption of the Stock Option Plan.

THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THIS PROPOSAL AND UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE COMPANY'S 2002 STOCK OPTION PLAN


PROPOSAL NO. 4 - INCREASE THE AUTHORIZED SHARES OF COMMON STOCK OF THE COMPANY FROM 18,500,000 SHARES TO 27,500,000 SHARES

         The Board of Directors of the Company has adopted a resolution unanimously approving and recommending to the Company's stockholders for their approval an amendment to the Company's Certificate of Incorporation to provide for an increase of the number of shares of common stock which the Company shall be authorized to issue from 18,500,000 to 27,500,000.

         As of the close of business on July 25, 2002 (the "Record Date") there were [___________] shares of common stock outstanding. In addition the Company currently has reserved shares of common stock for issuance upon: (a) the exercise of up to 1,500,000 options pursuant to the Company's 2002 Non-Statutory Stock Option Plan; (b) the conversion of outstanding exchangeable preferred stock in accordance with the terms and conditions contained in various series of Outstanding Preferred Stock as previously indicated and/or referred to in the Section entitled "Summary of Modification Agreement" and: (c) for issuance upon the exercise of outstanding warrants and employee options.

         As of July 25, 2002, the Company had reserved for issuance and has obligations for the issuance of approximately 10,600,000 shares of common stock for the purposes indicated directly above.

         Accordingly, as of July 25, 2002, (i) the number of shares of common stock outstanding plus the number of shares of common stock reserved for issuance and obligated to be issued exceeds the number of shares of common stock available for issuance; and (ii) there are no additional shares of common stock available for issuance in connection with any potential future financings, any refinancing of outstanding securities and/or for any other matters.

         In the past the Company had raised capital to furnish its growth primarily through the sale and issuance of a series of convertible or exchangeable preferred shares. Due to the fact that a significant percentage of authorized shares have been issued as referred to above (and a significant number of shares reserved for issuance (pursuant to warrants, convertible preferred agreements and Stock Option Plans), the number of authorized, non-designated or reserved shares of common stock to be available for issuance by the Company in the future (for financing purposes or otherwise) necessitates an increase in authorized shares. Hence, much of the Company's flexibility with respect to possible future stock splits, equity and/or debt financings, stock-for-stock acquisitions, stock dividends or other transactions that involve the issuance of common stock would otherwise be lost absent an increase in authorized shares.

Reason For Board Recommendation

         The Board of Directors recommends the proposed increase in the authorized number of shares of common stock to insure that a sufficient number of authorized and un-issued shares is available (i) to raise additional capital for the operations of the Company, if and when needed; (ii) for the financing of the acquisition of any businesses if the opportunities therefore were to occur in the future; and (iii) for issuance of common stock in accordance with Modification Agreement heretofore discussed under "Summary of Modification Agreement". As of the date hereof, the Company has no plans or arrangements for the issuance of any additional shares of common stock proposed to be authorized. Assuming stockholder approval of this Proposal and if the opportunity arises in the future, such newly authorized shares would be available for issuance by the Board of Directors of the Company without further action by the stockholders, unless required by the Company's Certificate of Incorporation, its By-laws and/or by any regulatory agency having authority over the Company's activities. Neither the presently authorized shares of common stock nor the additional shares of common stock that may be authorized pursuant to this proposal have any preemptive rights.

         Notwithstanding the fact that, as heretofore indicated, the Company has no current plans for the issuance of the additional shares of common stock proposed to be authorized if such proposal is approved by the stockholders (other than meeting the existing commitments referred to in this Proposal), no assurance can be given that the Company will not consider effecting an equity and/or debt offering of common stock or otherwise issuing such stock in the future for the purpose of raising additional working capital, acquiring businesses or assets or otherwise.

         Management does not currently envision the need to continue to raise funds through issuance of securities in order to continue operations and has no intention to issue either Preferred Stock or debentures convertible into Common Stock without a minimum (or "floor") conversion price. Notwithstanding such current intentions, the Company is faced with a situation whereby as of March 31, 2002 its' current assets of $1,193,189 was less than its current liabilities of $9,391,547 by $8,198,358. In view of the above, the Company is currently negotiating with lending institutions with a view towards obtaining a revolving line of credit or equity or debt financing. There can be no assurance that such financing will be obtained. If such financing can not be obtained within a reasonable period of time, management may be forced to raise funds through issuance of shares of common stock at a to be negotiated discount from market price. No discussions with respect to such alternative arrangements have occurred and, as aforesaid, the Company does not intend to issue any form of securities (i.e. convertible debentures or otherwise) without a minimum (or "floor") conversion price satisfactory to the Company.

Possible Effects of Additional Share Issuance

         The additional shares of common stock, if issued, would have a dilutive effect upon the percentage of equity of the Company owned by present stockholders. The issuance of such additional shares of common stock might be disadvantageous to current stockholders in that any additional issuances would potentially reduce per share dividends, if any. Stockholders should consider, however, that the possible impact upon dividends is likely to be minimal in view of the fact that the Company has never paid dividends, has never adopted any policy with respect to the payment of dividends and does not intend to pay any cash dividends in the foreseeable future. In addition, the issuance of such additional shares of common stock, by reducing the percentage of equity of the Company owned by present shareholders, would reduce such present shareholders' ability to influence the election of directors or any other action taken by the holders of common stock.

         The authorization to issue the additional shares of common stock would provide management with the capacity to negate the efforts of unfriendly tender offerors through the issuance of securities to others who are friendly or desirable to management. This proposal is not the result of management's knowledge of any specific effort to accumulate shares of the Company's common stock or to obtain control of the Company in opposition to management or otherwise. The Company is not submitting this proposal to enable it to frustrate any efforts by another party to acquire a controlling interest or to seek representation on the Board of Directors. The submission of this proposal is not part of any plan by the Company's management to adopt a series of amendments to the Certificate of Incorporation or By-laws so as to render the takeover of the Company more difficult.

Preferred Shares/Modification Agreement

         In March 2002 the Company entered into a Modification Agreement with its Preferred Series Stockholders. Summarized information with respect to the terms and conditions of the Modification Agreement appears elsewhere in this Proxy Statement under the heading "Summary of Modification Agreement".

         In that respect the Company currently has various series of Convertible Preferred Stock all no-par value.

         The specific series, number of shares authorized and number of shares outstanding is indicated below in chart form.

                        Series                    Shares Authorized             Shares Outstanding
                        ------                    -----------------             ------------------
                          A                                  887,980                       63,956
                          B                                 123,077                         51,023
                          D                                   2,775                          1,563
                          E                                   2,675                          1,702
                          F                                   2,000                          2,000
                          G                                   1,000                            600

         Based upon the above and when taking into account the conversion terms contained in the Modification Agreement and assuming that all Outstanding Preferred Shares of each series are converted, the Company would be required to issue approximately [________] shares.

         Accordingly, when taking into account shares of Common Stock currently outstanding as of the Record Date _____ shares and adding thereto those 3,700,000 shares reserved for issuance upon option and/or warrant exercise and further adding thereto the approximate 6,900,000 shares which may be issued upon conversion of Preferred Stock - the total number of then outstanding shares would amount to ______ shares.

         For this reason the Board unanimously recommends adoption of this proposal to increase authorized shares.

         If the increase in common stock proposal is adopted by the Company's stockholders, such proposal will become effective on the date a Certificate of Amendment is filed with the Secretary of State of the State of Minnesota (the Company's State of Incorporation). The proposed amended Certificate of Incorporation is annexed hereto as Exhibit B.

Vote Required For Approval

         The affirmative vote of a majority of the outstanding shares of the Common Stock present in person or represented by Proxy at the Annual Meeting and entitled to vote is required to approve the Increase in Authorized Common Stock Proposal.


THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THIS PROPOSAL AND UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE INCREASE IN COMMON STOCK PROPOSAL

                                 OTHER BUSINESS

         The Board of Directors does not know of any matters to be presented for consideration at the Annual Meeting other than the matters described in the Notice of Annual Meeting, but if other matters are presented, it is the intention of the persons named in the accompanying Proxy to vote on such matters in accordance with their judgment.

STOCKHOLDERS PROPOSALS AND NOMINATIONS FOR THE 2002 ANNUAL MEETING OF
STOCKHOLDERS

         The Company anticipates that the 2002 Annual Meeting will be held in late September 2003 and that the Proxy materials for the 2002 Annual Meeting will be mailed in late
August, 2003. If any stockholder wishes a proposal to be considered for inclusion in the 2002 Proxy Statement, this material must be received by the Chief Executive Officer no later than July 1, 2003.

                                  ANNUAL REPORT

         The Company's Annual Report for the calendar year ended December 31, 2001 is being mailed on or about August 5, 2002, together with this Notice of Annual Meeting of Shareholders, Proxy statement and Proxy to each stockholder of record on July 25, 2002.

                             SOLICITATION OF PROXIES

         The accompanying Proxy is solicited by the Board of Directors, and the cost of such solicitation will be borne by the Company. Proxies may be solicited by directors, officers and employees of the Company, none of whom will receive any additional compensation for his or her services. Solicitation of Proxies may be made personally or by mail, telephone, telegraph, facsimile or messenger. The Company will pay persons holding shares of the Common Stock in their names or in the names of nominees, but not owning such shares beneficially (such as brokerage houses, banks and other fiduciaries) for the reasonable expense of forwarding soliciting materials to their principals.

Bloomington, Minnesota
August 5, 2002
                                  By Order of the Board of Directors



                                  Dale Ragan
                                  Chief Executive Officer

                                  EXHIBIT INDEX


Exhibit A         2002 "Broadly Based" Non-Statutory Stock Option Plan

Exhibit B         Amended Certificate of Incorporation - To Be Filed With
                  Definitive Proxy.

                                    APPENDIX

                           GLOBAL MAINTECH CORPORATION

                             Audit Committee Charter

The Audit Committee is a committee of the Board of Directors. Its primary function is to assist the Board in fulfilling its oversight responsibilities by reviewing the financial information which will be provided to the shareholders and others, the systems of internal controls which management and the Board of Directors have established, and the audit process.

In meeting its responsibilities, the Audit Committee is expected to:

1. Provide an open avenue of communications between the internal auditors, the independent accountant, and the board of directors.

2. Review and update the committee's charter annually.

3. Recommend to the board of directors the independent accountants to be nominated, approve the compensation of the independent accountant, and review and approve the discharge of the independent accountants.

4. Review and concur in the appointment, replacement, reassignment, or dismissal of the director of internal auditing.

5. Confirm and assure the independence of the internal auditor and the independent accountant, including a review of management consulting services and related fees provided by the independent accountant.

6.  Inquire  of  management,   the  directors  of  internal  auditing,  and  the
independent accountant about significant risks or exposures and assess the steps management has taken to minimize such risk to the company.

7. Consider, in consultation with the independent accountant and director of internal auditing, the audit scope and plan of the internal auditors and the independent accountant.

8. Consider with management and the independent accountant the rationale for employing audit firms other than the principal independent accountant.

9. Review with the director of internal auditing and the independent accountant the coordination of audit effort to assure the completeness of coverage, reduction of redundant efforts, and the effective use of audit resources.

10. Consider and review with the independent accountant and the director of internal auditing:

     a. The adequacy of the company's internal controls including computerized information system controls and security.

     b. Any related significant findings and recommendations of the independent accountant and internal auditing together with management's responses thereto.

11. Review with management and the independent accountant at the completion of the annual examination:

     a. The company's annual financial statements and related footnotes.

     b. The independent accountant's audit of the financial statements and its report thereon.

     c. Any significant changes required in the independent accountant's audit plan.

     d. Any serious difficulties or disputes with management encountered during the course of the audit.

     e. Other matters related to the conduct of the audit which are to be communicated to the committee under generally accepted auditing standards.

12. Consider and review with management and the directors of internal auditing:


     a. Significant findings during the year and management's responses thereto.

     b. Any difficulties encountered in the course of their audits, including any restrictions on the scope of their work or access to required information.

     c. Any changes required in the planned scope of their audit plan.

     d. The internal auditing department budget and staffing.

     e. The internal auditing department charter.

     f. Internal auditing's compliance with the IIA's Standards for the Professional Practice of Internal Auditing (Standards).

13. Review filings with the SEC and other published documents containing the company's financial statements and consider whether the information contained in these documents is consistent with the information contained in the financial statements.

14. Review with management, the independent accountant, and the director of internal auditing the interim financial report before it is filed with the SEC or other regulators.

15. Review policies and procedures with respect to officers' expense accounts and perquisites, including their use of corporate assets, and consider the results of any review of these areas by the internal auditor or the independent accountant.

16. Review with the director of internal auditing and the independent accountant the results of their review of the company's monitoring compliance with the company's code of conduct.

17. Review legal and regulatory matters that may have a material impact on the financial statements, related company compliance policies, and programs and reports received from regulators.

18. Meet with the director of internal auditing, the independent accountant, and management in separate executive sessions to discuss any matters that the committee or these groups believe should be discussed privately with the audit committee.

19. Report committee actions to the board of directors with such recommendations as the committee may deem appropriate.

20. Prepare a letter for inclusion in the annual report that describes the committee's composition and responsibilities, and how they were discharged.

21. The audit committee shall have the power to conduct or authorize investigation into any matters within the committee's scope of responsibilities. The committee shall be empowered to retain independent counsel, accountants, or others to assist it in the conduct of any investigation.

22. The committee shall meet at least four times per year or more frequently as circumstances require. The committee may ask members of management or others to attend the meeting and provide pertinent information as necessary.

23. The committee will perform such other functions as assigned by law, the company's charter or bylaws, or the board of directors.

The membership of the audit committee shall consist of at least two members, the majority of the members of which shall be independent directors so long as the Company continues to file reports under SEC Regulation S-B. Thereafter, once the Company no longer files under SEC Regulation S-B, the audit committee shall consist of at least three members comprised solely of independent directors who are able to fully comply with NASDAQ Marketplace Rule 4350(d)(2) - each of whom shall serve at the pleasure of the board of directors. Audit committee members and the committee chairman shall be designated by the full board of directors upon the recommendation of the nominating committee.

The duties and responsibilities of a member of the audit committee are in addition to those duties set out for a member of the board of directors.